Exhibit 99.1

CONTACT:	Kent Griffin
Chief Financial Officer
(858) 485-9840
BIOMED REALTY TRUST REPORTS
SECOND QUARTER 2007 FINANCIAL RESULTS
SAN DIEGO, Calif. – August 6, 2007 – BioMed Realty Trust, Inc. (NYSE: BMR), a real estate investment trust focused on providing real estate to the life science industry, today announced financial results for the second quarter ended June 30, 2007.
Highlights:
•	Quarterly total revenues increased 40.2% to $68.4 million from $48.8 million in the second quarter 2006

•	Quarterly funds from operations (FFO) per diluted share increased 22.0% to $0.50 per share versus the second quarter 2006

•	Total assets increased 60.2% to $2.9 billion from June 30, 2006

•	Completed the formation of a joint venture with Prudential Real Estate Investors
O	The joint venture simultaneously acquired a portfolio of properties including approximately 600,000 square feet of life science space recently completed or under construction, and land that can support approximately 266,000 square feet of laboratory and office space, in Cambridge, Massachusetts
•	Acquired two additional properties for total consideration of $65.1 million, including three office/laboratory buildings in San Diego, California comprising 112,000 square feet and a 51,181 square foot office/laboratory building in Rockville, Maryland

•	Disposed of the Colorow Drive property in Salt Lake City, Utah for gross proceeds of $20.0 million, resulting in a gain of approximately $1.1 million

•	Entered into a new ten-year lease with The Macroflux Corporation for 55,588 square feet after terminating an existing lease at our Ardentech Court property in the Newark/Fremont submarket of San Francisco, California
“We delivered another strong financial performance in the second quarter with significant growth in revenue and FFO. Our properties continued to perform very well, the fundamentals for our business remain positive and we continue to see positive leasing momentum throughout our markets,” commented Alan D. Gold, President and Chief Executive Officer of BioMed Realty Trust.

BioMed Realty Trust, Inc.

“Forming the joint venture with Prudential was an important milestone for our industry and a significant vote of confidence in our company. In addition to the joint venture formation and related acquisitions, we made two fully leased property acquisitions in the quarter, continuing to strengthen the quality of our portfolio. Importantly, we also disposed of the Salt Lake City asset we acquired in December 2005, generating a gain on the sale,” added Mr. Gold. “With our highly flexible balance sheet, we are well positioned for continued growth through the acquisition, development and redevelopment of world-class life science facilities in our core markets.”
Second Quarter 2007 Financial Results
Total revenues for the quarter increased to $68.4 million from $48.8 million in the second quarter of 2006, due primarily to the addition of properties through acquisitions. Second quarter 2007 revenues also included $3.3 million (or $0.05 per diluted share) of other income, which comprised lease termination and other fees. Net income available to common stockholders for the quarter was $14.2 million, or $0.22 per diluted share, compared to $7.2 million, or $0.14 per diluted share, in the second quarter of 2006. Income from continuing operations per share available to common stockholders for the quarter was $0.20 per diluted share, compared to $0.13 per diluted share in the second quarter of 2006.
FFO during the quarter increased 51.6% to $33.8 million from $22.3 million in the comparable period in 2006. FFO per diluted share increased 22.0% to $0.50 for the second quarter of 2007 versus $0.41 in the second quarter of 2006.
FFO is a supplemental non-GAAP financial measure used in the real estate industry to measure and compare the operating performance of real estate companies. A complete reconciliation containing adjustments from GAAP net income to FFO and a definition of FFO are included at the end of this release.
Financing Activity
As of June 30, 2007, the company’s consolidated debt included fixed-rate mortgage indebtedness with an aggregate outstanding principal amount of $387.4 million, excluding $12.2 million of debt premium, and a weighted-average interest rate of 5.4% at quarter-end; a $250 million secured term loan, for which the company, through an interest rate swap, has fixed the interest rate at 6.4% until the loan matures in 2010; $175 million aggregate principal amount of 4.50% exchangeable senior notes due 2026; $132.2 million in outstanding borrowings under the company’s $500 million unsecured revolving line of credit, with a

BioMed Realty Trust, Inc.

weighted-average interest rate of 6.5% at quarter-end; and $356.1 million in outstanding borrowings under the company’s $550 million acquisition and construction loan secured by the Center for Life Science | Boston property, with a weighted-average interest rate of 6.6% at quarter-end. The company’s debt to total capitalization ratio was 40.2% at June 30, 2007.
Portfolio Update
During the quarter, the company acquired the following two properties:
•	6114-6154 Nancy Ridge Drive – three office/laboratory buildings in the Sorrento Mesa submarket of San Diego, California comprising 112,000 square feet that is fully leased to Arena Pharmaceuticals, Inc.

•	9920 Belward Campus Drive – a 51,181 square foot office/laboratory building in Rockville, Maryland that is fully leased to Novavax, Inc.
The company also entered into a joint venture with Prudential Real Estate Investors to acquire a portfolio of assets, including approximately 600,000 square feet of life science space recently completed or under construction at the Rogers Street project and land that can support approximately 266,000 square feet of life science laboratory and office space at Kendall Square in Cambridge, Massachusetts. In addition, the company sold its property located on Colorow Drive in Salt Lake City, Utah.
As of June 30, 2007, BioMed Realty Trust owned or had interests in 102 buildings, located predominantly in the major U.S. life science markets of Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania and New York/New Jersey. The company’s portfolio was comprised of the following, with its operating portfolio 88.2% leased to 114 tenants, as of June 30, 2007:

Rentable
Square Feet
Operating portfolio	6,722,869
Repositioning and redevelopment properties	1,751,527

Total current portfolio	8,474,396

Construction in progress	1,661,000
Land parcels	1,468,000

Total proforma portfolio	11,603,396

BioMed Realty Trust, Inc.

Quarterly Distributions
BioMed Realty Trust’s board of directors previously declared a second quarter 2007 dividend of $0.31 per share of common stock, and a dividend of $0.45582 per share of the company’s 7.375% Series A Cumulative Redeemable Preferred Stock for the period from April 17, 2007 through July 15, 2007.
Earnings Guidance
The company has revised earnings guidance for the year ending December 31, 2007 for earnings per diluted share and FFO per diluted share, which is set forth and reconciled below.

2007
(Low - High)
Projected net income per diluted share	$0.64 – 0.70
Add:
Minority interest	$0.04
Real estate depreciation and amortization	$1.13
Projected FFO per diluted share	$1.81 – 1.87
The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, including certain assumptions with respect to rental rates, occupancy levels, interest rates and the amount and timing of acquisitions. The company’s actual results may differ materially from these estimates.
Supplemental Information
Supplemental operating and financial data are available in the Investor Relations section of the company’s web site at www.biomedrealty.com.
Teleconference and Web Cast
BioMed Realty Trust will conduct a conference call and audio web cast at 10:00 a.m. Pacific Time (1:00 p.m. Eastern Time) Tuesday, August 7, 2007 to discuss the company’s financial results and operations for the quarter. The call will be open to all interested investors either through a live audio web cast at the Investor Relations section of the company’s web site at www.biomedrealty.com and www.earnings.com, or live by calling (800) 798-2801 (domestic) or (617) 614-6205 (international) with call ID number 80037439. The call will be archived for 30 days on both web sites. A telephone playback of the conference call will also be available from 1:00 p.m. Pacific Time on Tuesday, August 7, 2007 through midnight Pacific Time on Sunday, August 12, 2007 by calling (888) 286-8010 (domestic) or (617) 801-6888 (international) and using access code 93977524.

BioMed Realty Trust, Inc.

About BioMed Realty Trust
BioMed Realty Trust, Inc. is a real estate investment trust (REIT) focused on Providing Real Estate to the Life Science Industry™. The company’s tenants primarily include biotechnology and pharmaceutical companies, scientific research institutions, government agencies and other entities involved in the life science industry. BioMed Realty Trust owns or has interests in 67 properties, representing 101 buildings with approximately 8.4 million rentable square feet, as well as approximately 1.7 million square feet of development in progress. These properties are located predominantly in the major U.S. life science markets of Boston, San Diego, San Francisco, Seattle, Maryland, Pennsylvania and New York/New Jersey, which have well-established reputations as centers for scientific research. Additional information is available at www.biomedrealty.com.
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on current expectations, forecasts and assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the inability to enter into or renew leases, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); adverse economic or real estate developments in the life science industry or the company’s target markets; risks associated with the availability and terms of financing and the use of debt to fund acquisitions and developments; failure to manage effectively the company’s growth and expansion into new markets, or to complete or integrate acquisitions and developments successfully; risks and uncertainties affecting property development and construction; risks associated with downturns in the national and local economies, increases in interest rates, and volatility in the securities markets; potential liability for uninsured losses and environmental contamination; risks associated with the company’s potential failure to qualify as a REIT under the Internal Revenue Code of 1986, as amended, and possible adverse changes in tax and environmental laws; and risks associated with the company’s dependence on key personnel whose continued service is not guaranteed. For a further list and description of such risks and uncertainties, see the reports filed by the company with the Securities and Exchange Commission, including the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
# # #
(Financial Tables Follow)

BioMed Realty Trust, Inc.

BIOMED REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	June 30, 2007	December 31, 2006
	(Unaudited)
ASSETS
Investments in real estate, net	$2,618,590	$2,457,538
Investment in unconsolidated partnerships	20,425	2,436
Cash and cash equivalents	20,382	25,664
Restricted cash	9,203	6,426
Accounts receivable, net	3,952	5,985
Accrued straight-line rents, net	27,842	20,446
Acquired above market leases, net	6,933	7,551
Deferred leasing costs, net	121,308	129,322
Deferred loan costs, net	15,132	17,608
Prepaid expenses	1,633	3,627
Other assets	49,581	16,039

Total assets	$2,894,981	$2,692,642

LIABILITIES AND STOCKHOLDERS’ EQUITY
Mortgage notes payable, net	$399,522	$403,836
Secured construction loan	356,071	286,355
Secured term loan	250,000	250,000
Exchangeable senior notes	175,000	175,000
Unsecured line of credit	132,150	228,165
Security deposits	6,883	7,704
Dividends and distributions payable	25,509	19,847
Accounts payable, accrued expenses, and other liabilities	58,588	62,602
Acquired below market leases, net	24,910	25,101

Total liabilities	1,428,633	1,458,610
Minority interests	18,873	19,319
Stockholders’ equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
Series A cumulative redeemable preferred stock, 7.375%, $230,000,000 liquidation preference ($25.00 per share), 9,200,000 shares issued and outstanding at June 30, 2007	222,413	—
Common stock, $.01 par value, 100,000,000 shares authorized, 65,462,839 and 65,425,598 shares issued and outstanding at June 30, 2007 and December 31, 2006, respectively	655	654
Additional paid-in capital	1,274,820	1,272,243
Accumulated other comprehensive income	26,551	8,417
Dividends in excess of earnings	(76,964)	(66,601)

Total stockholders’ equity	1,447,475	1,214,713

Total liabilities and stockholders’ equity	$2,894,981	$2,692,642

BioMed Realty Trust, Inc.

BIOMED REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share and per share data)
(Unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
Revenues:
Rental	$49,460	$35,995	$96,969	$66,611
Tenant recoveries	15,670	12,731	32,180	25,238
Other income	3,299	64	8,078	70

Total revenues	68,429	48,790	137,227	91,919

Expenses:
Rental operations	12,880	9,547	25,995	19,000
Real estate taxes	5,543	4,536	11,459	8,727
Depreciation and amortization	19,637	14,577	36,891	27,802
General and administrative	5,364	4,206	10,707	8,553

Total expenses	43,424	32,866	85,052	64,082

Income from operations	25,005	15,924	52,175	27,837
Equity in net (loss)/income of unconsolidated partnerships	(454)	22	(432)	42
Interest income	339	435	570	595
Interest expense	(7,117)	(9,253)	(13,969)	(17,037)

Income from continuing operations before minority interests	17,773	7,128	38,344	11,437
Minority interests in continuing operations of consolidated partnerships	(113)	46	(113)	100
Minority interests in continuing operations of operating partnerships	(577)	(381)	(1,276)	(635)

Income from continuing operations	17,083	6,793	36,955	10,902
Income from discontinued operations before gain on sale of assets and minority interests	252	386	639	773
Gain on sale of real estate assets	1,088	—	1,088	—
Minority interests attributable to discontinued operations	(57)	(21)	(74)	(43)

Income from discontinued operations	1,283	365	1,653	730
Net income	18,366	7,158	38,608	11,632
Preferred stock dividends	(4,194)	—	(8,387)	—

Net income available to common stockholders	$14,172	$7,158	$30,221	$11,632

Income from continuing operations per share available to common stockholders:
Basic and diluted earnings per share	$0.20	$0.13	$0.44	$0.22

Net income per share available to common stockholders:
Basic and diluted earnings per share	$0.22	$0.14	$0.46	$0.24

Weighted-average common shares outstanding:
Basic	65,298,747	51,394,117	65,294,411	48,895,318

Diluted	68,269,656	54,534,393	68,258,562	52,062,831

BioMed Realty Trust, Inc.

BIOMED REALTY TRUST, INC.
FUNDS FROM OPERATIONS
(In thousands, except share and per share data)
(Unaudited)
     The following table provides the calculation of our FFO and a reconciliation to net income (in thousands, except per share amounts):

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
Net income available to common stockholders	$14,172	$7,158	$30,221	$11,632
Adjustments
Minority interests in operating partnership	634	402	1,350	678
Gain on sale of real estate assets	(1,088)	—	(1,088)	—
Depreciation and amortization — unconsolidated partnerships	358	20	378	40
Depreciation and amortization — discontinued operations	91	137	228	274
Depreciation and amortization — continuing operations	19,637	14,577	36,891	27,801

Funds from operations	$33,804	$22,294	$67,980	$40,425

Funds from operations per share — diluted	$0.50	$0.41	$1.00	$0.78

Weighted-average common shares outstanding — diluted	68,269,656	54,534,393	68,258,562	52,062,831

We present funds from operations, or FFO, because we consider it an important supplemental measure of our operating performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate assets diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. Because FFO excludes depreciation and amortization unique to real estate, gains and losses from property dispositions and extraordinary items, it provides an operating performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities and interest costs, providing perspective not immediately apparent from net income. We compute FFO in accordance with standards established by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, in its March 1995 White Paper (as amended in November 1999 and April 2002). As defined by NAREIT, FFO represents net income (computed in accordance with GAAP), excluding gains (or losses) from sales of property, plus real estate related depreciation and amortization (excluding amortization of loan origination costs) and after adjustments for unconsolidated partnerships and joint ventures. Our computation may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations, or other commitments and uncertainties. FFO should not be considered as an alternative to net income (loss) (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.